P10000004490
FILED
January 15, 2010
Sec of State
jshivers

Articles of Incorporation

for

CG AUTOMOTIVE GROUP, INC.

The undersigned incorporator, for the purposes of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

ARTICLE I

The name of the corporation is CG AUTOMOTIVE GROUP, INC.

ARTICLE II

The principal place of business address is 940 NW 144th St., Miami, Florida 33168

ARTICLE III

The purpose for which this corporation is organized is:  any and all lawful business.  We will wholesale aftermarket automotive accessories.

ARTICLE IV

The number of shares the corporation is authorized to issue is:  1500

ARTICLE V

The name and Florida street address of the registered agent is:  Corporation Service Company, 1201 Hays St., Tallahassee, FL 32301

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:  /s/ Adam Cooper

P10000004490
FILED
January 15, 2010
Sec of State
jshivers

ARTICLE VI

The name and address of the incorporator is:  Vernon R. Grant III, 940 NW 144th St., Miami, FL 33168

Incorporator Signature:  /s/ Vernon R Grant III

ARTICLE VII

The initial officer(s) and/or directors of the corporation is/are:

Title:  Director
Vernon R. Grant III
940 NW 144th St.
Miami, FL 33168

Title:  Director
Juan J. Cruz
940 NW 144th St.
Miami, FL 33168

ARTICLE VIII

The effective date for this corporation shall be:  January 15, 2010